PTC Announces Solid Q3 Results, Increases FY’12 EPS Guidance

NEEDHAM, Mass.— July 25, 2012 -- PTC (Nasdaq: PMTC) today reported results for its third fiscal quarter ended June 30, 2012.

Highlights
•	Q3 Results:
o	Non-GAAP revenue of $311.2 million, up 6% year over year (10% on a constant currency basis)
o	Non-GAAP EPS of $0.37, up 16% year over year (24% on a constant currency basis)
o	GAAP revenue of $311.0 million and GAAP EPS of $0.19, including a $4.1 million restructuring charge
o	Revenue contribution from MKS (acquired on May 31, 2011) and 4CS Solutions (acquired on September 2, 2011) was $20.5 million on a non-GAAP basis and $20.3 million on a GAAP basis
o	Non-GAAP operating margin of 18.6%; GAAP operating margin of 10.0%
o	Relative to Q3 guidance assumptions, currency had no material effect on reported results

•	Q4 Guidance:
o	Revenue of $320 to $335 million and non-GAAP EPS of $0.44 to $0.50
o	License revenue of $100 to $115 million
o	Revenue guidance assumes $1.20 USD / EURO, down from previous assumption of $1.30; an approximate $10 million negative impact to Q4 revenue guidance ($3 to $4 million license revenue impact)
o	Approximate $1 million quarterly expense benefit from restructuring in Q3’12
o	GAAP EPS of $0.33 to $0.39

•	FY’12 Targets:
o	Updated targets primarily reflect the impact of currency relative to previous guidance assumptions
o	Non-GAAP revenue of $1,255 to $1,270 million and non-GAAP EPS of $1.46 to $1.52
o	License revenue of approximately $355 million
o	Non-GAAP operating margin of approximately 19.5%
o	GAAP revenue of $1,252 to $1,267 million and GAAP EPS of $0.73 to $0.80, including a $24.9 million restructuring charge, and GAAP operating margin of approximately 10.0%.

The Q3 non-GAAP revenue results exclude a $0.2 million effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc. The Q3 non-GAAP EPS results also exclude $13.3 million of stock-based compensation expense, $9.0 million of acquisition-related intangible asset amortization, $4.1 million of restructuring charges, and $5.3 million of income tax adjustments.  The Q3 results include a non-GAAP tax rate of 23%, a GAAP tax rate of 26% and 121 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “PTC delivered solid operating results, with Q3 non-GAAP revenue toward the higher end of our guidance range and non-GAAP EPS exceeding the high end of our guidance range. Our license revenue of $83.8 million was up 7% year over year on a constant currency basis. Organic license revenue increased 1% year over year on a constant currency basis reflecting very strong comparable results in Q3’11 – particularly in our MCAD business. From a geographic perspective, Europe continued to perform in line with our expectations and the Pac Rim and Japan delivered strong results. While Americas performance lagged other geographies in Q3, our pipeline continues to build and we are optimistic about the outlook for this region in Q4’12.” Reported license revenue was up 3% year over year and reported organic license revenue was down 3% year over year.

Heppelmann added, “We had 34 large deals (recognition of license + services revenue of more than $1 million from a single customer) in Q3’12, compared to 25 in Q2’12. We believe this is an indicator of the strength of our pipeline for business opportunities with new and existing customers.  During the quarter we recognized revenue from leading organizations such as FAW Group, Jenoptick, KTM-Sportmotorcycle AG, Levi Strauss, Samsung, Stryker, US Navy and Volvo.”

Heppelmann continued, “We are excited about the market momentum we are seeing and remain committed to driving margin expansion. In spite of weaker macroeconomic conditions and currency headwinds (currency alone could negatively impact FY’13 revenues by approximately $40 million) we are targeting FY’13 non-GAAP EPS of $1.70 to $1.80.” We will provide formal FY’13 guidance in conjunction with our Q4 results in October.

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint, Q3 was another solid quarter with a good mix of revenue, strong services margins, and lower operating expenses as we remained disciplined on hiring and spending. We delivered $0.37 non-GAAP EPS, an increase of 16% from $0.32 non-GAAP EPS in Q3’11. We ended Q3’12 with $238 million of cash up from $224 million at the end of Q2’12, reflecting strong operating cash flow, offset by $20 million used to repay our revolving credit facility and $20 million for stock repurchases.”

Outlook Commentary
Glidden added, “For Q4, we are providing guidance of $320 to $335 million in revenue with $100 to $115 million in license revenue, approximately $70 million in services revenue and $150 million in maintenance revenue. Q4 guidance assumes $1.20 USD / EURO, down from previous assumption of $1.30. We are expecting Q4 non-GAAP EPS of $0.44 to $0.50 and GAAP EPS of $0.33 to $0.39.” The Q4 guidance assumes a non-GAAP tax rate of 25%, a GAAP tax rate of 20% and 121 million diluted shares outstanding.  The Q4 non-GAAP EPS guidance excludes $12 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense, and their related income tax effects.

Glidden continued, “Looking to the full year FY’12, we are now targeting non-GAAP revenue of $1,255 to $1,270 million, representing 10% to 11% year-over-year growth on a constant currency basis. We are now targeting license revenue of approximately $355 million (up 6% year-over-year on a constant currency basis), services revenue of approximately $300 million and non-GAAP maintenance revenue of $610 million. Our commitment to profitability remains squarely on track. We continue to work toward significant improvement in services non-GAAP net margins with a target of at least 12% for the year, and we are targeting approximately 180bps of non-GAAP operating margin improvement during FY’12. Our new FY’12 non-GAAP EPS target is $1.46 to $1.52.” On a reported revenue basis, we are now targeting FY’12 non-GAAP and GAAP revenue growth of 7% to 9% year-over-year, license revenue growth of 4% year-over-year and a GAAP EPS target of $0.73 to $0.80 with a target of approximately $607 million in GAAP maintenance revenue.

The FY’12 targets assume a non-GAAP tax rate of 24.5%, a GAAP tax rate of 23% and 121 million diluted shares outstanding.  The FY’12 non-GAAP targets exclude approximately $25 million in restructuring charges, $3 million for the effect of purchase accounting on acquired MKS deferred maintenance revenue, $52 million of stock-based compensation expense, $36 million of acquisition-related intangible asset amortization, $3 million of acquisition-related expenses, $1 million of other expense, their related income tax effects, as well as any one time tax items.

Senior management will host a live webcast and conference call on Thursday, July 26, 2012 at 8:30 am Eastern Time to discuss Q3 results.

Q3 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.
What:	PTC Fiscal Q3 Conference Call and Webcast
When:	Thursday, July 26th, 2012 at 8:30 am (ET)
Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC
Webcast:	www.ptc.com/for/investors.htm
Replay:	The audio replay of this event will be archived for public replay until 4:00 pm (CT) on August 6, 2012 at 1-866-393-0874. To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc., stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, restructuring charges, certain foreign currency transaction losses, and the related tax effects of the preceding items and any one-time tax items.  Constant currency measures are calculated by multiplying results by the exchange rates in effect for the comparable periods in the prior year and assumes no change in tax rates. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2012, fiscal 2013 and other future financial and growth expectations and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility that our pipeline of opportunities in North America may not generate the revenue we expect, the possibility that we will be unable to achieve planned services margins and operating margin improvements, the possibility that foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expenses, and the possibility that we may not achieve the license, services or maintenance growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC
PTC (Nasdaq: PMTC) enables manufacturers to achieve sustained product and service advantage. The company’s technology solutions help customers transform the way they create and service products across the entire product lifecycle – from conception and design to sourcing and service. Founded in 1985, PTC employs over 6,000 professionals serving more than 27,000 businesses in rapidly-evolving, globally distributed manufacturing industries worldwide. Get more information at www.ptc.com.

Investor Contact:
PTC Investor Relations
Tim Fox, 781-370-5961
tifox@ptc.com

Media Contact:
PTC Public Relations
Eric Snow, 781-370-6210
esnow@ptc.com

(continues)

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Revenue:
License	$83,829	$81,431	$247,696	$231,119
Service	227,154	210,352	682,688	596,405
Total revenue	310,983	291,783	930,384	827,524

Cost of revenue:
Cost of license revenue (1)	7,634	7,617	23,117	20,129
Cost of service revenue (1)	85,220	82,792	261,172	238,112
Total cost of revenue	92,854	90,409	284,289	258,241

Gross margin	218,129	201,374	646,095	569,283

Operating expenses:
Sales and marketing (1)	94,706	89,106	283,446	254,790
Research and development (1)	53,260	51,103	162,829	155,676
General and administrative (1)	29,851	31,882	88,957	80,078
Amortization of acquired intangible assets	5,103	4,753	15,444	12,873
Restructuring charges	4,126	-	24,928	-
Total operating expenses	187,046	176,844	575,604	503,417

Operating income	31,083	24,530	70,491	65,866
Other expense, net	(304)	(6,271)	(5,914)	(8,979)
Income before income taxes	30,779	18,259	64,577	56,887
Provision for income taxes	7,884	2,733	15,990	9,084
Net income	$22,895	$15,526	$48,587	$47,803

Earnings per share:
Basic	$0.19	$0.13	$0.41	$0.41
Weighted average shares outstanding	119,042	118,214	118,584	117,622

Diluted	$0.19	$0.13	$0.40	$0.39
Weighted average shares outstanding	120,728	121,164	120,898	121,149

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
Cost of license revenue	$4	$4	$16	$10
Cost of service revenue	2,050	1,857	6,734	5,577
Sales and marketing	3,334	3,062	10,368	7,841
Research and development	1,886	2,010	6,675	6,152
General and administrative	6,057	4,627	15,612	12,878
Total stock-based compensation	$13,331	$11,560	$39,405	$32,458

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

GAAP revenue	$310,983	$291,783	$930,384	$827,524
Fair value of acquired MKS deferred maintenance
revenue	227	693	2,485	693
Non-GAAP revenue	$311,210	$292,476	$932,869	$828,217

GAAP gross margin	$218,129	$201,374	$646,095	$569,283
Fair value of acquired MKS deferred maintenance
revenue	227	693	2,485	693
Stock-based compensation	2,054	1,861	6,750	5,587
Amortization of acquired intangible assets
included in cost of license revenue	3,933	3,895	11,967	10,597
Non-GAAP gross margin	$224,343	$207,823	$667,297	$586,160

GAAP operating income	$31,083	$24,530	$70,491	$65,866
Fair value of acquired MKS deferred maintenance
revenue	227	693	2,485	693
Stock-based compensation	13,331	11,560	39,405	32,458
Amortization of acquired intangible assets
included in cost of license revenue	3,933	3,895	11,967	10,597
Amortization of acquired intangible assets	5,103	4,753	15,444	12,873
Acquisition-related charges included in
general and administrative expenses	-	6,041	2,512	6,649
Restructuring charges	4,126	-	24,928	-
Non-GAAP operating income (2)	$57,803	$51,472	$167,232	$129,136

GAAP net income	$22,895	$15,526	$48,587	$47,803
Fair value of acquired MKS deferred maintenance
revenue	227	693	2,485	693
Stock-based compensation	13,331	11,560	39,405	32,458
Amortization of acquired intangible assets
included in cost of license revenue	3,933	3,895	11,967	10,597
Amortization of acquired intangible assets	5,103	4,753	15,444	12,873
Acquisition-related charges included in
general and administrative expenses	-	6,041	2,512	6,649
Restructuring charges	4,126	-	24,928	-
Non-operating foreign currency transaction losses (3)	-	4,385	761	5,107
Income tax adjustments (4)	(5,338)	(8,526)	(23,428)	(20,184)
Non-GAAP net income	$44,277	$38,327	$122,661	$95,996

GAAP diluted earnings per share	$0.19	$0.13	$0.40	$0.39
Stock-based compensation	0.11	0.10	0.33	0.27
Amortization of acquired intangibles	0.07	0.07	0.23	0.19
Acquisition-related charge	-	0.05	0.02	0.05
Restructuring charges	0.03	-	0.21	-
Non-operating foreign currency transaction losses	-	0.04	0.01	0.04
Income tax adjustments	(0.04)	(0.07)	(0.19)	(0.17)
All other items identified above	-	0.01	0.02	0.01
Non-GAAP diluted earnings per share	$0.37	$0.32	$1.01	$0.79

(2)	Operating margin impact of non-GAAP adjustments:

		Three Months Ended		Nine Months Ended
		June 30,	July 2,	June 30,	July 2,
		2012	2011	2012	2011
GAAP operating margin		10.0%	8.4%	7.6%	8.0%
	Fair value of deferred maintenance revenue	0.1%	0.2%	0.3%	0.1%
	Stock-based compensation	4.3%	4.0%	4.2%	3.9%
	Amortization of acquired intangibles	2.9%	3.0%	2.9%	2.8%
	Acquisition-related charges	0.0%	2.1%	0.3%	0.8%
	Restructuring charges	1.3%	0.0%	2.7%	0.0%
Non-GAAP operating margin		18.6%	17.6%	17.9%	15.6%

(3)
In the first quarter of 2012 we recorded $0.8 million of foreign currency transaction losses related to MKS legal entity mergers completed during the quarter. In the third quarter of 2011, in connection with our acquisition of MKS, we had entered into forward contracts to reduce our foreign currency exposure related to changes in the Canadian to U.S. Dollar exchange rate from the time we entered into the agreement in early April to acquire MKS (the purchase price was in Canadian Dollars) and the closing date which occurred on May 31, 2011. We realized foreign currency losses of $4.4 million recorded as other expense related to the acquisition. In the first quarter of 2011 we recorded $0.7 million of foreign currency losses related to a previously announced litigation settlement in Japan.

(4)
Reflects the tax effects of non-GAAP adjustments for the three and nine months ended June 30, 2012 and July 2, 2011, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, as well as one-time non-cash charges including (i) $3.3 million, net, in the third quarter of 2012, primarily related to a $4.2 million charge as a result of acquired legal entity integration activities, and (ii) a $1.4 million charge in the first quarter of 2012 related to the impact of a reduction in the statutory tax rate in Japan on deferred tax assets from a litigation settlement.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	September 30,
	2012	2011

ASSETS

Cash and cash equivalents	$238,047	$167,878
Accounts receivable, net	203,261	230,220
Property and equipment, net	61,849	62,569
Goodwill and acquired intangible assets, net	799,741	835,411
Other assets	308,563	333,604

Total assets	$1,611,461	$1,629,682

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$323,796	$294,324
Borrowings under revolving credit facility	140,000	200,000
Other liabilities	284,662	312,668
Stockholders' equity	863,003	822,690

Total liabilities and stockholders' equity	$1,611,461	$1,629,682

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$22,895	$15,526	$48,587	$47,803
Stock-based compensation	13,331	11,560	39,405	32,458
Depreciation and amortization	16,867	15,827	50,152	44,547
Accounts receivable	3,084	2,160	41,782	18,059
Accounts payable and accruals (5)	7,576	13,563	(6,292)	(11,754)
Deferred revenue	18,746	9,656	52,228	36,825
Litigation settlement	-	-	-	(52,129)
Income taxes	(16,210)	(8,657)	(28,111)	(17,855)
Excess tax benefits from stock-based awards	-	(1,777)	(453)	(2,307)
Other	(2,279)	(9,425)	(254)	(16,976)
Net cash provided by operating activities (6)	64,010	48,433	197,044	78,671

Capital expenditures	(5,882)	(6,735)	(22,506)	(18,295)
Acquisitions of businesses, net of cash acquired (7)	-	(265,153)	(1,170)	(265,153)
Proceeds (payments) on debt (7)	(20,000)	250,000	(60,000)	250,000
Proceeds from issuance of common stock	1,192	6,287	15,315	22,261
Payments of withholding taxes in connection with
vesting of stock-based awards	(1,428)	(96)	(20,893)	(22,052)
Repurchases of common stock	(19,970)	(39,947)	(34,953)	(39,947)
Excess tax benefits from stock-based awards	-	1,777	453	2,307
Foreign exchange impact on cash	(3,982)	6,681	(3,121)	12,706

Net change in cash and cash equivalents	13,940	1,247	70,169	20,498
Cash and cash equivalents, beginning of period	224,107	259,504	167,878	240,253
Cash and cash equivalents, end of period	$238,047	$260,751	$238,047	$260,751

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits
(6)	The third quarter of 2011 cash flow from operations includes cash outflows of approximately $10 million for PTC and MKS acquisition-related costs paid after the acquisition date.
(7)	We acquired MKS on May 31, 2011, for $265.2 million (net of cash acquired) which was partially funded with $250 million in borrowings under our revolving credit facility.